UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

Commission file number 001-16111

GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2014, Jeffrey S. Sloan, the Company’s President and Chief Executive Officer, was appointed to the board of directors of the Company. Mr. Sloan will serve as a Class I director of the Company; his term will continue until the Company’s 2014 Annual Meeting of Shareholders. Mr. Sloan was not appointed to any committee of the board of directors. Mr. Sloan will not receive any additional compensation from the Company for his service on the board of directors.
Mr. Sloan is currently the President and Chief Executive Officer of the Company. Between the time he joined the Company in 2010 and October 2013, Mr. Sloan served as the Company’s President. Prior to joining the Company in 2010, Mr. Sloan was a partner and the worldwide head of the Financial Technology Group for Goldman, Sachs & Co.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

By: /s/ David E. Mangum
Date: January 13, 2014
David E. Mangum
Chief Financial Officer